Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

CAI International, Inc.:

We consent to the incorporation by reference in the registration statement (No. 333‑143000, 333-159870, 333-176369, 333-187058, 333-206102, 333-212135, 333-219615 and 333-232257) on Form S-8 of CAI International, Inc. of our reports dated March 1, 2021, with respect to the consolidated balance sheets of CAI International, Inc. as of December 31, 2020 and 2019, the related consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2020, and the related notes and financial statement schedule II (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of December 31, 2020, which reports appear in the December 31, 2020 annual report on Form 10‑K of CAI international, Inc.

Our report dated March 1, 2021, on the consolidated financial statements, refers to CAI International, Inc.’s adoption of Accounting Standards Codification Topic 842, Leases, as of January 1, 2019.

/s/ KPMG LLP

San Francisco, California

March 1, 2021